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                                                                  Exhibit 6

                                AFFILIATE LETTER

                                            January 19, 2000


Lionbridge Technologies, Inc.
950 Winter Street
Waltham, MA 02451

Ladies and Gentlemen:

         The   undersigned   officer,    director,   and/or   stockholder
(the "Stockholder")  of  INT'L.com,   Inc.,  a  Delaware  corporation
("Int'l.com"), understands that Int'l.com has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 19, 2000, with Lionbridge Technologies, Inc., a Delaware corporation ("Parent"), and LTI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"). The Merger Agreement provides that all of the outstanding capital stock of Int'l.com (the "Int'l.com Shares") will be converted into the right to receive shares of common stock of Parent (the "Parent Common Stock") in accordance with the Merger Agreement.

         The Stockholder has been advised that, as of the date hereof, the Stockholder may be deemed to be an "affiliate" of Int'l.com, as the term "affiliate" is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the U.S. Securities and Exchange Commission (the "Commission").

         The Stockholder understands that the representations, warranties and covenants set forth herein will be relied upon by Int'l.com, the other stockholders of Int'l.com, the Parent, Merger Sub, the stockholders of Parent and their respective counsel and accounting firms.

         The  Stockholder  hereby agrees with  Int'l.com,  Parent and Merger
Sub that the Stockholder will not sell, exchange, transfer, pledge, dispose or otherwise reduce his or her risk relative to any Int'l.com Shares or any shares of Parent Common Stock owned by the Stockholder within 30 days prior to the Effective Time (as defined in the Merger Agreement). The
 Stockholder hereby agrees with Int'l.com, Parent and Merger Sub that, without the prior written consent of Parent, the Stockholder will not sell, exchange, transfer, pledge, dispose or otherwise reduce his or her risk relative to any shares of Parent Common Stock owned by the Stockholder until after such time as Parent publicly announces financial results covering at least thirty days of combined operations of Parent and Int'l.com. Parent, at its discretion, may apply legends to the Parent Common Stock concerning the foregoing and may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing the Stockholder's shares of Parent Common Stock.

         Parent agrees, as promptly as practicable following the Effective Time, to publish results covering at least 30 days of combined operations of Parent and Int'l.com in the form of a quarterly earnings report, as part of an effective registration statement filed with the

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Commission,  a report to the Commission on Form 10-K,  10-Q or 8-K, or any other public filing or announcement that includes the combined results of operations of Parent and Int'l.com; provided, however, that Parent shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent.

              Number of Int'l.com Shares beneficially owned by the
              Stockholder:

                  Series A Common Stock     1,500,000
                                            ---------

                  Series B Common Stock
                                            ---------

                  Series A Preferred Stock
                                            ---------

                  Series B Preferred Stock     13,441
                                            ---------

                  Series C Preferred Stock      3,335
                                            ---------

                  Series D Preferred Stock
                                            ---------

                                                 Very truly yours,


                                                 Roger O. Jeanty
                                                 ------------------------------
                                                 (Print Stockholder's Name)

                                                 By:  /s/ Roger O. Jeanty
                                                    ---------------------------
                                                 Title:
                                                       ------------------------
                                                       (if applicable)

Accepted as of the _____ day
of _____________________

LIONBRIDGE TECHNOLOGIES, INC.

By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------